GPS Funds II
Investment Advisor
AssetMark, Inc.

RULE 12d1-4 FUND OF FUNDS INVESTMENT AGREEMENT

THIS AGREEMENT, dated as of July 17, 2025, between GPS Funds II (an “Acquiring Trust”) on behalf of itself and its separate series listed on Schedule A, as amended from time to time, severally and not jointly (each an “Acquiring Fund”) and each series of Morgan Stanley ETF Trust listed on Schedule A, as amended from time to time, severally and not jointly (each, an “Acquired Fund” and together with the Acquiring Funds, the “Funds”).
WHEREAS, each Fund is registered with the U.S. Securities and Exchange Commission (“SEC”) as an investment company under the Investment Company Act of 1940, asamended, (the “1940 Act”);
WHEREAS, Section 12(d)(1)(A) of the 1940 Act limits the extent to which a registered investment company may invest in shares of other registered investment companies, Section 12(d)(1)(B) limits the extent to which a registered investment company, its principal underwriter (“Distributor”) or registered brokers or dealers (“Brokers”) may knowingly sell shares of such registered investment company to other investment companies, and Section 12(d)(1)(C) limits the extent to which an investment company may invest in the shares of a registered closed-end investment company;
WHEREAS, Rule 12d1-4 under the 1940 Act (the “Rule”) permits (i) registered investment companies, such as the Acquiring Funds, to invest in shares of other registered investment companies, such as the Acquired Funds, in excess of the limits of Section 12(d)(1)(A) and Section 12(d)(1)(C) of the 1940 Act, and (ii) registered investment companies, such as the Acquired Funds, as well as the Distributor and Brokers, knowingly to sell shares of the Acquired Funds to the Acquiring Funds in excess of the limits of Section 12(d)(1)(B) of the 1940 Act, subject to compliance with the conditions of the Rule;
WHEREAS, an Acquiring Fund may, from time to time, invest in shares of one or more Acquired Funds in excess of the limitations of Section 12(d)(1)(A), as applicable, in reliance on the Rule; and
WHEREAS, an Acquired Fund, Distributor, or Broker, from time to time, may knowingly sell Shares of one or more Acquired Funds to an Acquiring Fund in excess of the limitations of Section 12(d)(1)(B) in reliance on the Rule;

NOW THEREFORE, in accordance with the Rule, the Acquiring Funds and the Acquired Funds desire to set forth the following terms pursuant to which the Acquiring Funds may invest in the Acquired Funds in reliance on the Rule and the Acquired Funds, Distributor, or Broker may sell shares of the Acquired Funds to the Acquiring Funds in reliance on the Rule.
1.Terms of Investment

(a)In order to help reasonably address the risk of undue influence on an Acquired Fund by an Acquiring Fund, and to assist the Acquired Fund’s investment adviser with making the required findings under the Rule, each Acquiring Fund and each Acquired Fund agree as follows:
(i)In-kind redemptions. The Acquiring Fund acknowledges and agrees that, if and to the extent consistent with the Acquired Fund’s registration statement, as amended from time to time, and Rule 6c-11 under the 1940 Act, the Acquired Fund may honor any redemption request from the authorized participant acting as intermediary to execute the Acquiring Fund’s transaction partially or wholly in-kind.

(ii)Timing/advance notice of redemptions. Only upon the request of the Acquired Fund, the Acquiring Fund will use reasonable efforts to spread orders given to an authorized participant that reasonably are expected to result in that authorized participant redeeming shares from the Acquired Fund (greater than 1% of the Acquired Fund’s total outstanding shares) over multiple days or to provide advance notification of such orders to the Acquired Fund(s) whenever practicable and consistent with the Acquiring Fund’s best interests. The AcquiredFund acknowledges and agrees that any notification provided pursuant to the foregoing is not a commitment to sell the Acquired Fund shares and constitutes an estimate that may differ materially from the amount, timing and manner in which a redemption request is submitted, if any. The Acquiring Fund and Acquired Fund each acknowledge and agree that this voluntary notification provision does not apply to trades placed by the Acquiring Fund in secondary markets.
(iii)Scale of investment. Upon a reasonable request by an Acquired Fund, the Acquiring Fund will provide summary information regarding the anticipated timeline of its contemplated investment in the Acquired Fund and the scale of its contemplatedinvestments in the Acquired Fund.

(b)In order to assist the Acquiring Fund’s investment adviser with evaluating the complexity of the structure and fees and expenses associated with an investment in an Acquired Fund, each Acquired Fund shall provide each Acquiring Fund with information on the fees and expenses of the Acquired Fund reasonably requested by the Acquiring Fund with reference to the Rule. The parties agree that such fee and expense information shall be limited to that which is made publicly available by the Acquired Fund in its then-current registration statement, as amended or supplemented from time to time, and in its shareholder reports.

2.Representations of the Acquired Funds.

(a) In connection with any investment by an Acquiring Fund in an Acquired Fund in excess of the limitations in Section 12(d)(1)(A) or knowing sale of shares by an Acquired Fund, Distributor, or Broker to an Acquiring Fund in excess of the limitations in Section 12(d)(1)(B), the Acquired Fund agrees to: (i) comply with all conditions of the Rule, as interpreted or modified by the SEC or its Staff from time to time, applicable to Acquired Funds; (ii) comply with its obligations under this Agreement; and (iii) promptly notify the Acquiring Fund if such Acquired Fund fails to comply with the Rule with respect to an investment by the Acquiring Fund, as interpreted or modified by the SEC or its Staff from time to time, or this Agreement.

(b) Each Acquired Fund represents that it does not own as of the date of this Agreement, and it will not purchase or otherwise acquire during the term of this Agreement, the securities of an investment company or private fund as defined in the Rule where immediately after such purchase or acquisition, the securities of investment companies and private funds owned by the Acquired Fund have an aggregate value in excess of 10% of the value of the total assets of the Acquired Fund except as otherwise permitted by the Rule and guidance issued thereunder by the SEC or its Staff.

3.Representations of the Acquiring Funds.

In connection with any investment by an Acquiring Fund in an Acquired Fund in excess of the limitations in Section 12(d)(1)(A) or knowing sale of Shares by an Acquired Fund, Distributor, or Broker to an Acquiring Fund in excess of the limitations in Section 12(d)(1)(B), the Acquiring Fund agrees to: (i) comply with all conditions of the Rule, as interpreted or modified by the SEC or its Staff from time to time, applicable to Acquiring Funds; (ii) comply with its obligations under this Agreement; and (iii) promptly notify the Acquired Fund if such Acquiring Fund fails to comply with the Rule with respect to its investment in such Acquired Fund, as interpreted or modified by the SEC or its Staff from time to time, or this Agreement.

Notwithstanding anything herein to the contrary, any Acquiring Fund that has an “affiliated person” (as defined in the 1940 Act) that is: (i) a broker-dealer, (ii) a broker-dealer or bank that borrows as part of a securities lending program, or (iii) a futures commission merchant or swap dealer, will (a) not make an investment in an Acquired Fund that causes such Acquiring Fund to hold 5% or more of such Acquired Fund’s total outstanding voting securities without prior approval from the Acquired Fund, and (b) notify the Acquired Fund if any investment by the Acquiring Fund that complied with (a) at the time of purchase no longer complies.

4.Indemnification.

(a)Each of the Acquiring Funds, severally and not jointly, agrees to hold harmless, indemnify and defend each Acquired Fund, including any of its principals, directors or trustees, officers, employees and agents (“Acquired Fund Agents”), against and from any and all losses, costs, expenses or liabilities incurred by or claims or actions (collectively, “Claims”) asserted against the Acquired Fund, including any Acquired Fund Agents, to the extent such Claims result from (i) a violation or alleged violation of any provision of this Agreement or (ii) a violation or alleged violation of the terms and conditions of the Rule, as applicable, in each case by the Acquiring Fund, its principals, directors or trustees, officers, employees, agents, advisors or if applicable, subadvisors.

(b) Each of the Acquired Funds, severally and not jointly, agree to hold harmless, indemnify and defend each Acquiring Fund, including any of its principals, directors or trustees, officers, employees and agents (“Acquiring Fund Agents”), against and from any and all Claims asserted against the Acquiring Fund, including any Acquiring Fund Agents, to the extent such Claims result from (i) a violation or alleged violation of any provision of this Agreement or (ii) a violation or alleged violation of the terms and conditions of the Rule, as applicable, in each case by the Acquired Fund, its principals, directors or trustees, officers, employees, agents, advisors or if applicable, subadvisors.

(c)Any indemnification pursuant to this Section shall include any reasonable counsel fees and expenses incurred in connection with investigating and/or defending the applicable Claims. In any action involving the parties under this Agreement, the parties agree to look solely to the individual series of the Acquiring Fund(s) or Acquired Fund(s) that is/are involved in the matter in controversy and not to any other Fund or series. Notwithstanding anything to the contrary herein: (i) no Acquired Fund shall be liable for indemnifying any Acquiring Fund for any Claims resulting from violations that occur directly as a result of incomplete or inaccurate information provided by the Acquiring Fund to such Acquired Fund pursuant to terms and conditions of this Agreement; and (ii) no Acquiring Fund shall be liable for indemnifying any Acquired Fund for any Claims resulting from violations that occur directly as a result of incomplete or inaccurate information provided by the Acquired Fund to such Acquiring Fund pursuant to terms and conditions of this Agreement.
5.Notices.
All notices, including all information that either party is required to provide under the terms of this Agreement and the Rule, shall be in writing and shall be delivered by registered or overnight mail, or electronic mail to the address for each party specified below.

If to the Acquiring Trust/Fund:    If to the Acquired Fund:

Fund Compliance Team    Morgan Stanley Investment Management Inc.
c/o AssetMark, Inc.    1585 Broadway, 31st Floor
1655 Grant Street, 10th Floor    New York, NY 10036
Concord, CA 94520    Attn: Intermediary Agreements Group
FundCompliance@AssetMark.com    Email: im-intermediary-agreements@morganstanley.com

With a copy to: Fabio Battaglia    With a copy to:General Counsel
Stradley Ronon Stevens & Young, LLP    Morgan Stanley Investment Management 2005 Market Street     1633 Broadway, 29th Floor
Philadelphia, PA 19105-7028    New York, NY 10019 Telephone: (215)564-8077
Email: fbattaglia@stradley.com

6.Term and Termination; Assignment; Amendment

(a) This Agreement shall be effective for the duration of the Acquired Funds’ and the Acquiring Funds’ reliance on the Rule, as interpreted or modified by the SEC or its Staff from time to time. While the terms of the Agreement shall only be applicable to investments in Funds made in reliance on the Rule, as interpreted or modified by the SEC or its Staff from time to time, the Agreement shall continue in effect until terminated pursuant to Section 6(b).

(b) This Agreement shall continue until terminated in writing by either party upon 30 days’ notice to the other party. Upon termination of this Agreement, the Acquiring Fund may not purchase additional shares of the Acquired Fund beyond the Section 12(d)(1)(A) limits in reliance on the Rule.

(c) This Agreement may be amended, including the addition of Acquiring Funds and Acquired Funds to Schedule A, only by a writing that is signed by each affected party.

(d) In any action involving the Acquiring Funds under this Agreement, each Acquired Fund agrees to look solely to the individual Acquiring Fund(s) that are involved in the matterin controversy and not to any other series of the Acquiring Funds.

(e) In any action involving the Acquired Funds under this Agreement, each Acquiring Fund agrees to look solely to the individual Acquired Fund(s) that are involved in the matterin controversy and not to any other series of the Acquired Funds.

7.Additional Provisions

(a)Each Acquired Fund agrees to deliver to each Acquiring Fund on an annual basis upon request a certificate, duly certified by an officer of the Acquired Fund, substantially in the form attached hereto as Exhibit A. Each Acquiring Fund agrees to deliver to each Acquired Fund, on an annual basis a certificate, duly certified by an officer of the Acquiring Fund, substantially in the form attached hereto as Exhibit B.

(b)In no event and under no circumstances will any party to this Agreement be liable to any person, including without limitation any other party to this Agreement or any third-party beneficiary, for any special, indirect or consequential loss or damages resulting from any act or failure to act in accordance with the provision of this Agreement, even if such party had been advised of the possibility of such loss or damages.

*    *    *    *    *

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Morgan Stanley ETF Trust

John H. Gernon	John H. Gernon	/s/ John H. Gernon
Name of Authorized Signer	Print	Signature
Title: President & Principal Executive Officer

GPS Funds II

Patrick Young	Patrick Young	/s/ Patrick Young
Name of Authorized Signer	Print	Signature
Title: Treasurer

SCHEDULE A
List of Funds to Which the Agreement Applies

Acquiring Funds	Acquired Funds
GuidePath® Growth Allocation Fund	Morgan Stanley ETF Trust-
GuidePath® Conservative Allocation Fund	Eaton Vance Short Duration
GuidePath® Tactical Allocation Fund	Income ETF
GuidePath® Absolute Return Allocation Fund
GuidePath® Multi-Asset Income Allocation Fund
GuidePath® Flexible Income Allocation Fund
GuidePath® Conservative Income Fund
GuidePath® Income Fund
GuidePath® Growth and Income Fund

Exhibit A
Form of Officer’s Certificate

I, [    ], the duly elected and qualified [title] of [    ] hereby certify in such capacity pursuant to that certain Rule 12d1-4 Fund of Funds Investment Agreement dated [    ] by and among the each Acquiring Fund and each Acquired Fund identified on Schedule A thereto (the “Investment Agreement”) that during the preceding calendar year:
(a)no Acquired Fund purchased or otherwise acquired the securities of an investment company or private fund as defined in the Rule where immediately after such purchase or acquisition, the securities of investment companies and private funds owned by the Acquired Fund had an aggregate value in excess of 10% of the value of the total assets of the Acquired Fund except as otherwise permitted by the Rule and guidance issued thereunder by the SEC or its Staff; and

(b)each Acquired Fund complied with all applicable terms and conditions of the Rule and the Investment Agreement.
Capitalized terms used and not otherwise defined herein shall have the meanings as defined in the Investment Agreement.

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the [ ] day of [    ], [    ].

Name:
Title:

Exhibit B
Form of Officer’s Certificate

I, [    ], the duly elected and qualified [title] of [    ] hereby certify in such capacity pursuant to that certain Rule 12d1-4 Fund of Funds Investment Agreement dated [    ] by and among the each Acquiring Fund and each Acquired Fund identified on Schedule A thereto (the “Investment Agreement”) that during the preceding calendar year:
(a)each Acquiring Fund complied with all applicable terms and conditions of the Rule and the Investment Agreement.
Capitalized terms used and not otherwise defined herein shall have the meanings as defined in the Investment Agreement.

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the [ ] day of [    ], [    ].

Name:
Title: